Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 26, 2025, with respect to the financial statements of SEI DBi Multi-Strategy Alternative ETF as of September 30, 2025, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 28, 2026